UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2006

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

_______________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.

Entry into a Material Definitive Agreement.

As previously disclosed, PharmaNet Development Group, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement, as amended from time to time (the “Credit Agreement”) with UBS Securities LLC and its affiliate (the “Bank”). The Company and the Bank are parties to a Second Waiver to the Credit Agreement, dated as of May 9, 2006 (the “Second Waiver”), a Third Waiver and Third Amendment to the Credit Agreement, dated as of June 29, 2006 (the “Third Waiver”), and a Fourth Waiver to the Credit Agreement, dated as of August 11, 2006 (the “Fourth Waiver”). On September 29, 2006, the Company entered into a Fifth Waiver and Consent to the Credit Agreement (the “Fifth Waiver”) in which the Bank agreed to amend and waive certain sections of the Credit Agreement to include the following:

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an extension to the expiration date of each of the waivers set forth in Section 2 of the Second Waiver (as previously modified by the Third Waiver and the Fourth Waiver) to but excluding October 16, 2006 and, accordingly, the references to September 30, 2006 set forth in Section 2 of the Second Waiver are deleted and replaced with references to October 16, 2006;

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a waiver of any Default or Event of Default (as defined in the Credit Agreement) arising under Section 6.10(a) of the Credit Agreement solely as a result of the Company’s failure to be in compliance with the Total Leverage Ratio (as defined in the Credit Agreement) as of June 30, 2006; provided that the waiver expires on October 16, 2006;

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a waiver of any Default or Event of Default arising under Section 6.10(b) of the Credit Agreement solely as a result of the Company’s failure to be in compliance with the Minimum Interest Coverage Ratio (as defined in the Credit Agreement) for the period ending on June 30, 2006; provided that the waiver expires on October 16, 2006;

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a waiver of any Default or Event of Default arising under Section 6.10(c) of the Credit Agreement solely as a result of the Company’s failure to be in compliance with the Minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) for the period ending June 30, 2006; provided that the waiver expires on October 16, 2006;

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a waiver of any Default or Event of Default arising under Section 5.13(a) of the Credit Agreement solely as a result of the Company’s failure to give the Bank proper notice; and

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a consent to Anapharm’s contemplated Sale and Leaseback Transaction with respect to its new facility located in Quebec City, Canada; provided that such Sale and Leaseback Transaction results in Net Cash Proceeds to the Company of not less than $7,000,000 and a waiver of (i) any required prepayment arising under Sections 2.9(c) and 2.9(h) of the Credit Agreement (without reference to clauses (i) and (ii) of Section 2.9 (c)) solely as a result of such Sale and Leaseback Transaction and (ii) any Default or Event of Default arising under Sections 6.01(e), 6.02 or 6.06 of the Credit Agreement solely as a result of such Sale and Leaseback Transaction.

The Applicable Margin (as defined in the Credit Agreement) rates have remained unchanged since the time of the Third Waiver. On October 16, 2006 and thereafter, the Applicable Margin shall be determined in accordance with the Credit Agreement. A copy of the Fifth Waiver Amendment will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2006. Under the terms of the Fifth Waiver, as in past amendments, the Company may not borrow further under the facility.

Item 7.01.

Regulation FD Disclosure.

As disclosed in the Company’s press release dated October 3, 2006, the Company expects to complete an amendment to the Credit Agreement with new covenants no later than October 15, 2006, thereby reinstating the Company’s ability to borrow on the Credit Agreement.

As previously disclosed, the Company anticipates consolidating the operations of its two existing Quebec City, Canada locations, for which the respective leases expire in May and August 2007, into one new structure during the first half of 2007. Additionally, the Company expects to complete the sale leaseback transaction for the new Quebec City facility by the end of 2006.

A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.

Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 4, 2006

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ JOHN P. HAMILL
Name: John P. Hamill
Title: Chief Financial Officer